EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement on Form S-8 (File No. 333-07031) of our report dated October 21, 1996, on our audits of the consolidated financial statements and financial statement schedule of Play By Play Toys & Novelties, Inc. and Subsidiaries as of July 31, 1995 and 1996, and for the years ended July 31, 1994, 1995 and 1996, which report is included in this Annual Report on Form 10-K.

                                            COOPERS & LYBRAND L.L.P.

Austin, Texas
October 29, 1996